Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Chevron Corporation and Chevron U.S.A. Inc. of our report dated February 20, 2020 relating to the financial statements of Tengizchevroil LLP, which appears in Chevron Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Almaty, Kazakhstan

August 7, 2020